UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2008

TEKNI-PLEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-28157	22-3286312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Parkway, Somerville, New Jersey	08876
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 722-4800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

AGREEMENT TO PROVIDE SERVICES OF INTERIM CHIEF FINANCIAL OFFICER

On June 30, 2008, Tekni-Plex, Inc. (the “Company”) entered into an amendment (the “Amended Engagement Letter”) to a letter agreement (the “Engagement Letter”) with AP Services, LLC (“AP Services”) dated December 17, 2007. Gary Schafer performed various services for the Company pursuant to the Engagement Letter. Pursuant to the Amended Engagement Letter, Mr. Schafer will serve as Interim Chief Financial Officer of the Company, effective July 1, 2008. See Item 5.02 below.

Under the terms of the Amended Engagement Letter, the Company will continue to pay AP Services a monthly rate of $133,300 for Mr. Schafer’s services as Interim Chief Financial Officer.

EMPLOYMENT AGREEMENT OF CHIEF EXECUTIVE OFFICER

On June 27, 2008, the Company entered into an employment agreement with Paul Young (the “Agreement”) in connection with Mr. Young’s services as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”). Mr. Young has served as the Company’s Chief Executive Officer since June 1, 2008 and as a member of the Board since June 27, 2008. See Item 5.02 below.

Under the terms of the Agreement, Mr. Young will be entitled to receive an annual base salary of $500,000 and will be eligible to receive a performance-based annual bonus in a range of 50% to 100% based on achievement of targets set by the Board in consultation with Mr. Young. For the fiscal year ending June 30, 2009, Mr. Young is guaranteed a minimum bonus of $200,000 provided he is not discharged for cause and does not voluntarily quit (except for good reason) during that period. Additionally, Mr. Young will be granted stock options pursuant to an incentive stock option plan representing 3.5% of the Company’s Common Stock at various strike prices.

The descriptions under Item 5.02 below are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) APPOINTMENT OF INTERIM CHIEF FINANCIAL OFFICER

On June 30, 2008, the Board appointed Mr. Schafer (age 56) to serve as Interim Chief Financial Officer of the Company.

Mr. Schafer is a Director at AlixPartners, LLP (“AlixPartners”) and has been serving as interim controller for a division of the Company since February 2008. AP Services, which provides consulting services to the Company, is a subsidiary of AlixPartners.

On June 30, 2008, the Company entered into the Amended Engagement Letter with AP Services relating to Mr. Schafer’s services as Interim Chief Financial Officer of the Company. The description of such Amended Engagement Letter in Item 1.01 above is incorporated herein by reference.

(d) ELECTION OF DIRECTOR

On June 27, 2008, Mr. Young was elected by written consent of the shareholders of the Company to serve on the Board. No determination has been made at this time with respect to the committees of the Board to which Mr. Young may be named.

On June 27, 2008, we entered into an Agreement with Mr. Young relating to, among other things, Mr. Young’s compensation arrangements. The description of such Agreement in Item 1.01 above is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

By:	/s/ James A. Mesterharm
Name:	James A. Mesterharm
Title:	Chief Restructuring Officer

Date: July 3, 2008